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                                                                   Exhibit 23(d)


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER

     We hereby consent to the use in the Form 10-KSB of Daugherty Resources, Inc. (File No. 0-12185) for the fiscal year ended December 31, 1998, of our analysis relating to the 1998 oil and gas reserves at December 31, 1998, of Daugherty Resources, Inc. We also consent to all references to us in such Form 10-KSB, including references to us as an expert.


                                             WRIGHT AND COMPANY, INC.


                                             By: /s/ Randall Wright
                                                 ----------------------
                                                 Randall Wright
                                                 President


Nashville, Tennessee
March 29, 1999